                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Somanetics Corporation on Form S-8 of our report dated January 24, 1997 (which includes an explanatory paragraph referring to an uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 1996, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Detroit, Michigan
July 22, 1997